UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2010

Biolase Technology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2010, Dr. Daniel S. Durrie and Mr. Neil J. Laird resigned from the Biolase Technology, Inc. (the "Company") Board of Directors. In connection with Mr. Laird’s resignation, Mr. Gregory D. Waller, a director and member of the Company's Audit Committee, was appointed Chairman of the Audit Committee.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 5, 2010, the 2010 Annual Meeting of Stockholders of the Company was held at the Company's headquarters, 4 Cromwell, Irvine, California. The following are the results of the voting on the proposals submitted to stockholders at the Annual Meeting.

1. Stockholders elected all of the Company's six nominees for director, to serve a one-year term until the 2011 Annual Meeting of Stockholders and until their respective successors are elected and qualified, as set forth below:

Robert M. Anderton DDS
Votes For: 7,529,417
Votes Against: 6,400,713
Abstentions: 89,554
Broker Non-votes: 4,937,091

George V. d’Arbeloff
Votes For: 7,445,521
Votes Against: 6,485,074
Abstentions: 89,089
Broker Non-votes: 4,937,091

James R. Largent
Votes For: 7,469,900
Votes Against: 6,459,665
Abstentions: 90,119
Broker Non-votes: 4,937,091

Federico Pignatelli
Votes For: 13,464,983
Votes Against: 450,712
Abstentions: 103,989
Broker Non-votes: 4,937,091

David M. Mulder
Votes For: 7,542,238
Votes Against: 6,369,375
Abstentions: 108,071
Broker Non-votes: 4,937,091

Gregory D. Waller
Votes For: 7,514,193
Votes Against: 6,403,372
Abstentions: 102,119
Broker Non-votes: 4,937,091

2. Stockholders ratified the selection of BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010, as set forth below:

Votes For: 18,591,943
Votes Against: 219,300
Abstentions: 145,532
Broker Non-votes: 0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase Technology, Inc.

May 6, 2010	By:	David M. Mulder

Name: David M. Mulder
Title: Chief Executive Officer